Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2018 Financial Results

JACKSON, Miss. – April 24, 2018 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $36.8 million in the first quarter of 2018, representing diluted earnings per share of $0.54.  Diluted earnings per share in the first quarter of 2018 increased 12.5% when compared to core earnings in the previous quarter and 17.4% when compared to the same period in the prior year. This level of earnings resulted in a return on average tangible equity of 13.05% and a return on average assets of 1.10%. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2018, to shareholders of record on June 1, 2018.

First Quarter Highlights

•	Revenue, excluding interest and fees on acquired loans, increased 1.7% linked quarter and 4.0% year-over-year to total $144.0 million
•	The net interest margin (FTE), excluding acquired loans, was 3.37% in the first quarter, up 2 basis points from the prior quarter and down 1 basis point year-over-year
•	Core noninterest expense, which excludes other real estate and intangible amortization, totaled $100.2 million in the first quarter, down 0.6% from the prior quarter and up 1.5% year-over-year
•	Sustained strong credit performance reflected in reduced nonperforming assets and net recoveries

Gerard R. Host, President and CEO, stated, “The first quarter marked a positive start to 2018, as we placed continued emphasis on balance sheet optimization, capital deployment and disciplined expense management. The strong performance of our mortgage and insurance businesses shows the value of our diverse business model. Thanks to our talented associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Continued balance sheet optimization through maturing investment securities run-off and opportunistic share repurchases
•	Capital base continues to provide flexibility in pursuing growth opportunities
•	Noninterest-bearing deposits represent 27.4% of total deposits

Loans held for investment totaled $8.5 billion at March 31, 2018, a decrease of 0.7% from the prior quarter and an increase of 6.4% from the comparable period one year earlier. Acquired loans totaled $215.5 million at March 31, 2018, down $46.0 million from the prior quarter. Collectively, loans held for investment and acquired loans totaled $8.7 billion at March 31, 2018, down $102.0 million, or 1.2%, from the prior quarter.

Deposits totaled $11.0 billion at March 31, 2018, up $398.3 million, or 3.8%, from the prior quarter. Trustmark continues to maintain an attractive, low-cost deposit base with approximately 60% of deposit balances in checking accounts. Deposit costs remain well controlled with the 9 basis point linked-quarter increase in interest bearing deposit cost driven in part by public fund deposits.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  During the first quarter, Trustmark repurchased $2.5 million of its common shares in open market transactions and has $96.7 million in remaining authority under its existing stock repurchase program, which expires March 31, 2019.  At March 31, 2018, Trustmark’s tangible equity to tangible assets ratio was 9.00%, while the total risk-based capital ratio was 13.44%.

Credit Quality

•	Other real estate decreased 8.5% and 29.3% from the prior quarter and year-over-year, respectively
•	Recoveries exceeded charge-offs; net recoveries represented -0.03% of average loans
•	Allowance for loan losses represented 314.28% of nonperforming loans, excluding specifically reviewed impaired loans

Nonperforming loans totaled $68.7 million at March 31, 2018, up 1.7% from the prior quarter and 12.1% year-over-year.  Other real estate totaled $39.6 million, reflecting a decline of 8.5% from the previous quarter and 29.3% from the same period one year earlier. Collectively, nonperforming assets totaled $108.3 million, reflecting a linked-quarter decrease of 2.3% and year-over-year decrease of 7.7%.

Allocation of Trustmark's $81.2 million allowance for loan losses represented 1.04% of commercial loans and 0.64% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.95% at March 31, 2018, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 0.98% of total loans, which includes held for investment and acquired loans.

Unless otherwise noted, all of the above credit quality metrics exclude acquired loans.

Revenue Generation

•	Net interest margin, excluding acquired loans, was 3.37%, an increase of 2 basis points from the prior quarter
•	Maturing investment securities run-off is accretive to the net interest margin
•	Deposit costs remain well controlled
•	Noninterest income totaled $46.8 million, up 6.4% linked quarter and 1.7% year-over-year

Net interest income (FTE) in the first quarter totaled $105.3 million, resulting in a net interest margin of 3.46%, down 2 basis points from the prior quarter.  Relative to the prior quarter, net interest income (FTE) decreased $3.8 million, reflecting a $3.2 million decrease in interest income and a $592 thousand increase in interest expense. During the first quarter of 2018, the yield on acquired loans totaled 8.13% and included $594 thousand in recoveries from the settlement of debt, which represented approximately 0.99% of the annualized total acquired loan yield.   The net interest margin was negatively impacted by approximately 6 basis points linked-quarter and year-over-year due to the enactment of the 2017 Tax Cuts and Jobs Act which reduced the fully tax equivalent adjustment as a result of the lower corporate tax rate.  This compression year-over-year is principally offset by the runoff of maturing investment securities, while linked quarter is offset by the runoff of maturing investment securities and quarterly day count.

Noninterest income in the first quarter increased 6.4% from the prior quarter to total $46.8 million, as higher mortgage banking revenues and insurance commissions more than offset seasonal reductions in various fee-income categories.  Mortgage banking revenue totaled $11.3 million in the first quarter, up $5.0 million from the prior quarter and $1.1 million year-over-year.  The linked-quarter change reflects a net positive mortgage valuation adjustment and a net positive mortgage servicing hedge ineffectiveness that more than offset decreased secondary marketing gains.  Mortgage loan production totaled $289.1 million, down 14.3% from the prior quarter and 4.7% year-over-year. Insurance revenue totaled $9.4 million in the first quarter, up 6.9% from the prior quarter and 2.2% year-over-year; this performance primarily reflects growth in the group health insurance and property and casualty businesses.

Wealth management revenue in the first quarter totaled $7.6 million, down 2.0% and up 2.1% from the prior quarter and year-over-year, respectively.  The linked-quarter decline is primarily attributable to decreased commission-based transactions within investment services.  Bank card and other fees declined $640 thousand from the prior quarter due to seasonal reductions in interchange income and other miscellaneous bank fees. Service charges on deposit accounts declined $336 thousand from the prior quarter, reflecting seasonal reductions in NSF and overdraft fees.

Noninterest Expense

•	Total noninterest expense declined 0.5% linked quarter and increased 0.4% year-over-year to $102.5 million
•	Core noninterest expense, which excludes other real estate expense and intangible amortization, totaled $100.2 million, down 0.6% from the prior quarter and up 1.5% year-over-year

Salaries and employee benefits decreased $345 thousand from the prior quarter to total $58.5 million.  Services and fees increased 2.1%, or $327 thousand, linked-quarter.  Other real estate expense totaled $866 thousand, up $200 thousand from the prior quarter, while net occupancy-premises expense totaled $6.5 million, down 1.7% from the prior quarter.  Other expense totaled $11.8 million, a decline of $783 thousand, or 6.2%, on a linked-quarter basis.

Trustmark remains committed to optimization of its retail delivery channels to promote additional growth. In the first quarter, Trustmark opened a location in Pensacola, Florida, that not only serves as a branch, but also as headquarters for the Fisher Brown Bottrell Insurance agency.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 25, 2018 at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, May 9, 2018, in archived format at the same web address or by calling (877) 344-7529, passcode 10118412.

Trustmark Corporation is a financial services company providing banking and financial solutions through 199 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including potential market impacts of efforts by the Federal Reserve Board to reduce the size of its balance sheet and conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2018	12/31/2017	3/31/2017	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,141,144	$2,247,247	$2,252,162	$(106,103)	-4.7%	$(111,018)	-4.9%
Securities AFS-nontaxable	57,972	61,691	88,522	(3,719)	-6.0%	(30,550)	-34.5%
Securities HTM-taxable	1,005,721	1,045,723	1,124,692	(40,002)	-3.8%	(118,971)	-10.6%
Securities HTM-nontaxable	32,734	32,781	33,009	(47)	-0.1%	(275)	-0.8%
Total securities	3,237,571	3,387,442	3,498,385	(149,871)	-4.4%	(260,814)	-7.5%
Loans (including loans held for sale)	8,636,967	8,686,916	8,074,449	(49,949)	-0.6%	562,518	7.0%
Acquired loans	243,152	273,918	250,482	(30,766)	-11.2%	(7,330)	-2.9%
Fed funds sold and rev repos	478	1,724	397	(1,246)	-72.3%	81	20.4%
Other earning assets	213,985	80,218	79,515	133,767	n/m	134,470	n/m
Total earning assets	12,332,153	12,430,218	11,903,228	(98,065)	-0.8%	428,925	3.6%
Allowance for loan losses	(82,304)	(86,704)	(83,394)	4,400	5.1%	1,090	1.3%
Cash and due from banks	336,642	315,586	310,542	21,056	6.7%	26,100	8.4%
Other assets	1,030,738	1,192,464	1,235,469	(161,726)	-13.6%	(204,731)	-16.6%
Total assets	$13,617,229	$13,851,564	$13,365,845	$(234,335)	-1.7%	$251,384	1.9%

Interest-bearing demand deposits	$2,404,428	$2,244,625	$1,981,982	$159,803	7.1%	$422,446	21.3%
Savings deposits	3,737,507	3,291,407	3,319,572	446,100	13.6%	417,935	12.6%
Time deposits	1,748,645	1,756,576	1,650,251	(7,931)	-0.5%	98,394	6.0%
Total interest-bearing deposits	7,890,580	7,292,608	6,951,805	597,972	8.2%	938,775	13.5%
Fed funds purchased and repos	277,877	475,850	498,963	(197,973)	-41.6%	(221,086)	-44.3%
Short-term borrowings	751,219	1,276,543	887,848	(525,324)	-41.2%	(136,629)	-15.4%
Long-term FHLB advances	938	954	251,033	(16)	-1.7%	(250,095)	-99.6%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,982,470	9,107,811	8,651,505	(125,341)	-1.4%	330,965	3.8%
Noninterest-bearing deposits	2,881,374	2,994,292	3,008,176	(112,918)	-3.8%	(126,802)	-4.2%
Other liabilities	180,871	169,828	173,066	11,043	6.5%	7,805	4.5%
Total liabilities	12,044,715	12,271,931	11,832,747	(227,216)	-1.9%	211,968	1.8%
Shareholders' equity	1,572,514	1,579,633	1,533,098	(7,119)	-0.5%	39,416	2.6%
Total liabilities and equity	$13,617,229	$13,851,564	$13,365,845	$(234,335)	-1.7%	$251,384	1.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2018	12/31/2017	3/31/2017	$ Change	% Change	$ Change	% Change
Cash and due from banks	$315,276	$335,768	$379,590	$(20,492)	-6.1%	$(64,314)	-16.9%
Fed funds sold and rev repos	112	615	500	(503)	-81.8%	(388)	-77.6%
Securities available for sale	2,097,497	2,238,635	2,365,554	(141,138)	-6.3%	(268,057)	-11.3%
Securities held to maturity	1,023,975	1,056,486	1,156,067	(32,511)	-3.1%	(132,092)	-11.4%
Loans held for sale (LHFS)	163,882	180,512	174,090	(16,630)	-9.2%	(10,208)	-5.9%
Loans held for investment (LHFI)	8,513,985	8,569,967	8,004,657	(55,982)	-0.7%	509,328	6.4%
Allowance for loan losses	(81,235)	(76,733)	(72,445)	(4,502)	-5.9%	(8,790)	-12.1%
Net LHFI	8,432,750	8,493,234	7,932,212	(60,484)	-0.7%	500,538	6.3%
Acquired loans	215,476	261,517	218,242	(46,041)	-17.6%	(2,766)	-1.3%
Allowance for loan losses, acquired loans	(4,294)	(4,079)	(10,006)	(215)	-5.3%	5,712	57.1%
Net acquired loans	211,182	257,438	208,236	(46,256)	-18.0%	2,946	1.4%
Net LHFI and acquired loans	8,643,932	8,750,672	8,140,448	(106,740)	-1.2%	503,484	6.2%
Premises and equipment, net	178,584	179,339	183,311	(755)	-0.4%	(4,727)	-2.6%
Mortgage servicing rights	94,850	84,269	82,758	10,581	12.6%	12,092	14.6%
Goodwill	379,627	379,627	366,156	—	0.0%	13,471	3.7%
Identifiable intangible assets	14,963	16,360	19,117	(1,397)	-8.5%	(4,154)	-21.7%
Other real estate	39,554	43,228	55,968	(3,674)	-8.5%	(16,414)	-29.3%
Other assets	511,187	532,442	566,802	(21,255)	-4.0%	(55,615)	-9.8%
Total assets	$13,463,439	$13,797,953	$13,490,361	$(334,514)	-2.4%	$(26,922)	-0.2%

Deposits:
Noninterest-bearing	$3,004,442	$2,978,074	$3,209,727	$26,368	0.9%	$(205,285)	-6.4%
Interest-bearing	7,971,359	7,599,438	6,894,745	371,921	4.9%	1,076,614	15.6%
Total deposits	10,975,801	10,577,512	10,104,472	398,289	3.8%	871,329	8.6%
Fed funds purchased and repos	274,833	469,827	524,335	(194,994)	-41.5%	(249,502)	-47.6%
Short-term borrowings	442,689	971,049	864,690	(528,360)	-54.4%	(422,001)	-48.8%
Long-term FHLB advances	929	946	250,994	(17)	-1.8%	(250,065)	-99.6%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	137,194	145,062	146,053	(7,868)	-5.4%	(8,859)	-6.1%
Total liabilities	11,893,302	12,226,252	11,952,400	(332,950)	-2.7%	(59,098)	-0.5%
Common stock	14,121	14,115	14,112	6	0.0%	9	0.1%
Capital surplus	366,021	369,124	365,951	(3,103)	-0.8%	70	0.0%
Retained earnings	1,257,881	1,228,187	1,200,903	29,694	2.4%	56,978	4.7%
Accum other comprehensive loss, net of tax	(67,886)	(39,725)	(43,005)	(28,161)	-70.9%	(24,881)	-57.9%
Total shareholders' equity	1,570,137	1,571,701	1,537,961	(1,564)	-0.1%	32,176	2.1%
Total liabilities and equity	$13,463,439	$13,797,953	$13,490,361	$(334,514)	-2.4%	$(26,922)	-0.2%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2018	12/31/2017	3/31/2017	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$94,712	$95,816	$83,790	$(1,104)	-1.2%	$10,922	13.0%
Interest and fees on acquired loans	4,877	6,401	5,189	(1,524)	-23.8%	(312)	-6.0%
Interest on securities-taxable	17,506	18,327	19,197	(821)	-4.5%	(1,691)	-8.8%
Interest on securities-tax exempt-FTE	824	1,035	1,300	(211)	-20.4%	(476)	-36.6%
Interest on fed funds sold and rev repos	2	7	1	(5)	-71.4%	1	100.0%
Other interest income	934	473	267	461	97.5%	667	n/m
Total interest income-FTE	118,855	122,059	109,744	(3,204)	-2.6%	9,111	8.3%
Interest on deposits	9,491	7,284	3,945	2,207	30.3%	5,546	n/m
Interest on fed funds pch and repos	662	1,116	698	(454)	-40.7%	(36)	-5.2%
Other interest expense	3,394	4,555	2,673	(1,161)	-25.5%	721	27.0%
Total interest expense	13,547	12,955	7,316	592	4.6%	6,231	85.2%
Net interest income-FTE	105,308	109,104	102,428	(3,796)	-3.5%	2,880	2.8%
Provision for loan losses, LHFI	3,961	5,739	2,762	(1,778)	-31.0%	1,199	43.4%
Provision for loan losses, acquired loans	150	(1,573)	(1,605)	1,723	n/m	1,755	n/m
Net interest income after provision-FTE	101,197	104,938	101,271	(3,741)	-3.6%	(74)	-0.1%
Service charges on deposit accounts	10,857	11,193	10,832	(336)	-3.0%	25	0.2%
Bank card and other fees	6,626	7,266	6,500	(640)	-8.8%	126	1.9%
Mortgage banking, net	11,265	6,284	10,185	4,981	79.3%	1,080	10.6%
Insurance commissions	9,419	8,813	9,212	606	6.9%	207	2.2%
Wealth management	7,567	7,723	7,413	(156)	-2.0%	154	2.1%
Other, net	1,059	2,681	1,891	(1,622)	-60.5%	(832)	-44.0%
Nonint inc-excl sec gains (losses), net	46,793	43,960	46,033	2,833	6.4%	760	1.7%
Security gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income	46,793	43,960	46,033	2,833	6.4%	760	1.7%
Salaries and employee benefits	58,475	58,820	55,389	(345)	-0.6%	3,086	5.6%
Defined benefit plan termination	—	—	—	—	n/m	—	n/m
Services and fees	15,746	15,419	15,332	327	2.1%	414	2.7%
Net occupancy-premises	6,502	6,617	6,238	(115)	-1.7%	264	4.2%
Equipment expense	6,099	5,996	5,998	103	1.7%	101	1.7%
Other real estate expense	866	666	1,759	200	30.0%	(893)	-50.8%
FDIC assessment expense	2,995	2,868	2,640	127	4.4%	355	13.4%
Other expense	11,782	12,565	14,701	(783)	-6.2%	(2,919)	-19.9%
Total noninterest expense	102,465	102,951	102,057	(486)	-0.5%	408	0.4%
Income before income taxes and tax eq adj	45,525	45,947	45,247	(422)	-0.9%	278	0.6%
Tax equivalent adjustment	3,215	5,060	4,838	(1,845)	-36.5%	(1,623)	-33.5%
Income before income taxes	42,310	40,887	40,409	1,423	3.5%	1,901	4.7%
Income taxes	5,480	25,119	9,161	(19,639)	-78.2%	(3,681)	-40.2%
Net income	$36,830	$15,768	$31,248	$21,062	n/m	$5,582	17.9%

Per share data
Earnings per share - basic	$0.54	$0.23	$0.46	$0.31	n/m	$0.08	17.4%

Earnings per share - diluted	$0.54	$0.23	$0.46	$0.31	n/m	$0.08	17.4%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,809,234	67,742,792	67,687,365

Diluted	67,960,583	67,938,986	67,845,785

Period end shares outstanding	67,775,068	67,746,094	67,729,434

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2018	12/31/2017	3/31/2017	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$3,121	$3,083	$1,649	$38	1.2%	$1,472	89.3%
Florida	2,116	3,034	3,559	(918)	-30.3%	(1,443)	-40.5%
Mississippi (2)	48,600	49,129	49,349	(529)	-1.1%	(749)	-1.5%
Tennessee (3)	5,530	4,436	5,185	1,094	24.7%	345	6.7%
Texas	9,329	7,893	1,565	1,436	18.2%	7,764	n/m
Total nonaccrual loans	68,696	67,575	61,307	1,121	1.7%	7,389	12.1%
Other real estate
Alabama	8,962	11,714	13,953	(2,752)	-23.5%	(4,991)	-35.8%
Florida	12,550	13,937	21,577	(1,387)	-10.0%	(9,027)	-41.8%
Mississippi (2)	15,737	14,260	14,974	1,477	10.4%	763	5.1%
Tennessee (3)	1,523	2,535	4,706	(1,012)	-39.9%	(3,183)	-67.6%
Texas	782	782	758	—	0.0%	24	3.2%
Total other real estate	39,554	43,228	55,968	(3,674)	-8.5%	(16,414)	-29.3%
Total nonperforming assets	$108,250	$110,803	$117,275	$(2,553)	-2.3%	$(9,025)	-7.7%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,419	$2,171	$1,307	$(752)	-34.6%	$112	8.6%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$34,826	$35,544	$31,147	$(718)	-2.0%	$3,679	11.8%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (1)	3/31/2018	12/31/2017	3/31/2017	$ Change	% Change	$ Change	% Change
Beginning Balance	$76,733	$80,332	$71,265	$(3,599)	-4.5%	$5,468	7.7%
Provision for loan losses	3,961	5,739	2,762	(1,778)	-31.0%	1,199	43.4%
Charge-offs	(2,542)	(12,075)	(4,202)	9,533	78.9%	1,660	39.5%
Recoveries	3,083	2,737	2,620	346	12.6%	463	17.7%
Net (charge-offs) recoveries	541	(9,338)	(1,582)	9,879	n/m	2,123	n/m
Ending Balance	$81,235	$76,733	$72,445	$4,502	5.9%	$8,790	12.1%

PROVISION FOR LOAN LOSSES (1)
Alabama	$618	$559	$1,189	$59	10.6%	$(571)	-48.0%
Florida	(863)	(1,235)	3	372	30.1%	(866)	n/m
Mississippi (2)	2,664	2,779	1,826	(115)	-4.1%	838	45.9%
Tennessee (3)	(268)	(439)	208	171	39.0%	(476)	n/m
Texas	1,810	4,075	(464)	(2,265)	-55.6%	2,274	n/m
Total provision for loan losses	$3,961	$5,739	$2,762	$(1,778)	-31.0%	$1,199	43.4%

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$84	$196	$66	$(112)	-57.1%	$18	27.3%
Florida	(960)	(946)	(155)	(14)	-1.5%	(805)	n/m
Mississippi (2)	267	5,574	1,759	(5,307)	-95.2%	(1,492)	-84.8%
Tennessee (3)	109	79	83	30	38.0%	26	31.3%
Texas	(41)	4,435	(171)	(4,476)	n/m	130	76.0%
Total net charge-offs (recoveries)	$(541)	$9,338	$1,582	$(9,879)	n/m	$(2,123)	n/m

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Securities AFS-taxable	$2,141,144	$2,247,247	$2,349,736	$2,334,600	$2,252,162
Securities AFS-nontaxable	57,972	61,691	67,994	75,640	88,522
Securities HTM-taxable	1,005,721	1,045,723	1,086,773	1,108,158	1,124,692
Securities HTM-nontaxable	32,734	32,781	32,829	32,878	33,009
Total securities	3,237,571	3,387,442	3,537,332	3,551,276	3,498,385
Loans (including loans held for sale)	8,636,967	8,686,916	8,532,523	8,348,758	8,074,449
Acquired loans	243,152	273,918	299,221	315,558	250,482
Fed funds sold and rev repos	478	1,724	3,582	3,184	397
Other earning assets	213,985	80,218	84,320	77,770	79,515
Total earning assets	12,332,153	12,430,218	12,456,978	12,296,546	11,903,228
Allowance for loan losses	(82,304)	(86,704)	(85,363)	(83,328)	(83,394)
Cash and due from banks	336,642	315,586	312,409	307,966	310,542
Other assets	1,030,738	1,192,464	1,202,766	1,229,981	1,235,469
Total assets	$13,617,229	$13,851,564	$13,886,790	$13,751,165	$13,365,845

Interest-bearing demand deposits	$2,404,428	$2,244,625	$2,192,064	$2,035,491	$1,981,982
Savings deposits	3,737,507	3,291,407	3,284,323	3,337,374	3,319,572
Time deposits	1,748,645	1,756,576	1,736,683	1,777,529	1,650,251
Total interest-bearing deposits	7,890,580	7,292,608	7,213,070	7,150,394	6,951,805
Fed funds purchased and repos	277,877	475,850	547,863	525,523	498,963
Short-term borrowings	751,219	1,276,543	1,335,476	1,047,107	887,848
Long-term FHLB advances	938	954	970	141,097	251,033
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,982,470	9,107,811	9,159,235	8,925,977	8,651,505
Noninterest-bearing deposits	2,881,374	2,994,292	3,003,763	3,110,125	3,008,176
Other liabilities	180,871	169,828	145,925	162,823	173,066
Total liabilities	12,044,715	12,271,931	12,308,923	12,198,925	11,832,747
Shareholders' equity	1,572,514	1,579,633	1,577,867	1,552,240	1,533,098
Total liabilities and equity	$13,617,229	$13,851,564	$13,886,790	$13,751,165	$13,365,845

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Cash and due from banks	$315,276	$335,768	$350,123	$318,329	$379,590
Fed funds sold and rev repos	112	615	3,215	6,900	500
Securities available for sale	2,097,497	2,238,635	2,369,089	2,447,688	2,365,554
Securities held to maturity	1,023,975	1,056,486	1,102,283	1,139,754	1,156,067
Loans held for sale (LHFS)	163,882	180,512	204,157	203,652	174,090
Loans held for investment (LHFI)	8,513,985	8,569,967	8,407,341	8,296,045	8,004,657
Allowance for loan losses	(81,235)	(76,733)	(80,332)	(76,184)	(72,445)
Net LHFI	8,432,750	8,493,234	8,327,009	8,219,861	7,932,212
Acquired loans	215,476	261,517	283,757	314,910	218,242
Allowance for loan losses, acquired loans	(4,294)	(4,079)	(5,768)	(7,423)	(10,006)
Net acquired loans	211,182	257,438	277,989	307,487	208,236
Net LHFI and acquired loans	8,643,932	8,750,672	8,604,998	8,527,348	8,140,448
Premises and equipment, net	178,584	179,339	181,312	182,315	183,311
Mortgage servicing rights	94,850	84,269	81,477	82,628	82,758
Goodwill	379,627	379,627	379,627	379,627	366,156
Identifiable intangible assets	14,963	16,360	17,883	19,422	19,117
Other real estate	39,554	43,228	48,356	49,958	55,968
Other assets	511,187	532,442	542,135	551,517	566,802
Total assets	$13,463,439	$13,797,953	$13,884,655	$13,909,138	$13,490,361

Deposits:
Noninterest-bearing	$3,004,442	$2,978,074	$2,998,013	$3,092,915	$3,209,727
Interest-bearing	7,971,359	7,599,438	7,233,729	7,330,476	6,894,745
Total deposits	10,975,801	10,577,512	10,231,742	10,423,391	10,104,472
Fed funds purchased and repos	274,833	469,827	545,603	508,068	524,335
Short-term borrowings	442,689	971,049	1,322,159	1,222,592	864,690
Long-term FHLB advances	929	946	962	978	250,994
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	137,194	145,062	139,798	130,335	146,053
Total liabilities	11,893,302	12,226,252	12,302,120	12,347,220	11,952,400
Common stock	14,121	14,115	14,114	14,114	14,112
Capital surplus	366,021	369,124	368,131	367,075	365,951
Retained earnings	1,257,881	1,228,187	1,228,115	1,209,238	1,200,903
Accum other comprehensive loss, net of tax	(67,886)	(39,725)	(27,825)	(28,509)	(43,005)
Total shareholders' equity	1,570,137	1,571,701	1,582,535	1,561,918	1,537,961
Total liabilities and equity	$13,463,439	$13,797,953	$13,884,655	$13,909,138	$13,490,361

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Interest and fees on LHFS & LHFI-FTE	$94,712	$95,816	$93,703	$89,486	$83,790
Interest and fees on acquired loans	4,877	6,401	6,625	6,263	5,189
Interest on securities-taxable	17,506	18,327	19,291	19,377	19,197
Interest on securities-tax exempt-FTE	824	1,035	1,104	1,178	1,300
Interest on fed funds sold and rev repos	2	7	14	11	1
Other interest income	934	473	355	371	267
Total interest income-FTE	118,855	122,059	121,092	116,686	109,744
Interest on deposits	9,491	7,284	6,381	5,107	3,945
Interest on fed funds pch and repos	662	1,116	1,301	1,037	698
Other interest expense	3,394	4,555	4,520	3,628	2,673
Total interest expense	13,547	12,955	12,202	9,772	7,316
Net interest income-FTE	105,308	109,104	108,890	106,914	102,428
Provision for loan losses, LHFI	3,961	5,739	3,672	2,921	2,762
Provision for loan losses, acquired loans	150	(1,573)	(1,653)	(2,564)	(1,605)
Net interest income after provision-FTE	101,197	104,938	106,871	106,557	101,271
Service charges on deposit accounts	10,857	11,193	11,223	10,755	10,832
Bank card and other fees	6,626	7,266	7,150	7,370	6,500
Mortgage banking, net	11,265	6,284	4,425	9,008	10,185
Insurance commissions	9,419	8,813	10,398	9,745	9,212
Wealth management	7,567	7,723	7,530	7,674	7,413
Other, net	1,059	2,681	3,740	5,637	1,891
Nonint inc-excl sec gains (losses), net	46,793	43,960	44,466	50,189	46,033
Security gains (losses), net	—	—	14	1	—
Total noninterest income	46,793	43,960	44,480	50,190	46,033
Salaries and employee benefits	58,475	58,820	57,871	57,185	55,389
Defined benefit plan termination	—	—	—	17,644	—
Services and fees	15,746	15,419	15,133	15,009	15,332
Net occupancy-premises	6,502	6,617	6,702	6,210	6,238
Equipment expense	6,099	5,996	6,297	6,162	5,998
Other real estate expense	866	666	864	383	1,759
FDIC assessment expense	2,995	2,868	2,816	2,686	2,640
Other expense	11,782	12,565	13,403	16,796	14,701
Total noninterest expense	102,465	102,951	103,086	122,075	102,057
Income before income taxes and tax eq adj	45,525	45,947	48,265	34,672	45,247
Tax equivalent adjustment	3,215	5,060	4,978	4,910	4,838
Income before income taxes	42,310	40,887	43,287	29,762	40,409
Income taxes	5,480	25,119	8,708	5,727	9,161
Net income	$36,830	$15,768	$34,579	$24,035	$31,248

Per share data
Earnings per share - basic	$0.54	$0.23	$0.51	$0.35	$0.46

Earnings per share - diluted	$0.54	$0.23	$0.51	$0.35	$0.46

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	67,809,234	67,742,792	67,741,655	67,736,298	67,687,365

Diluted	67,960,583	67,938,986	67,916,418	67,892,532	67,845,785

Period end shares outstanding	67,775,068	67,746,094	67,742,135	67,740,901	67,729,434

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Nonaccrual loans
Alabama	$3,121	$3,083	$1,629	$1,723	$1,649
Florida	2,116	3,034	3,242	3,174	3,559
Mississippi (2)	48,600	49,129	59,483	63,889	49,349
Tennessee (3)	5,530	4,436	4,589	4,975	5,185
Texas	9,329	7,893	346	383	1,565
Total nonaccrual loans	68,696	67,575	69,289	74,144	61,307
Other real estate
Alabama	8,962	11,714	12,726	13,301	13,953
Florida	12,550	13,937	16,100	17,377	21,577
Mississippi (2)	15,737	14,260	15,319	14,377	14,974
Tennessee (3)	1,523	2,535	2,671	3,363	4,706
Texas	782	782	1,540	1,540	758
Total other real estate	39,554	43,228	48,356	49,958	55,968
Total nonperforming assets	$108,250	$110,803	$117,645	$124,102	$117,275

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,419	$2,171	$2,244	$1,216	$1,307

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$34,826	$35,544	$32,332	$29,906	$31,147

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES (1)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Beginning Balance	$76,733	$80,332	$76,184	$72,445	$71,265
Provision for loan losses	3,961	5,739	3,672	2,921	2,762
Charge-offs	(2,542)	(12,075)	(2,752)	(2,118)	(4,202)
Recoveries	3,083	2,737	3,228	2,936	2,620
Net (charge-offs) recoveries	541	(9,338)	476	818	(1,582)
Ending Balance	$81,235	$76,733	$80,332	$76,184	$72,445

PROVISION FOR LOAN LOSSES (1)
Alabama	$618	$559	$1,218	$866	$1,189
Florida	(863)	(1,235)	(744)	(975)	3
Mississippi (2)	2,664	2,779	1,860	2,268	1,826
Tennessee (3)	(268)	(439)	(72)	322	208
Texas	1,810	4,075	1,410	440	(464)
Total provision for loan losses	$3,961	$5,739	$3,672	$2,921	$2,762

NET CHARGE-OFFS (RECOVERIES) (1)
Alabama	$84	$196	$314	$(29)	$66
Florida	(960)	(946)	(796)	(973)	(155)
Mississippi (2)	267	5,574	(11)	33	1,759
Tennessee (3)	109	79	85	146	83
Texas	(41)	4,435	(68)	5	(171)
Total net charge-offs (recoveries)	$(541)	$9,338	$(476)	$(818)	$1,582

(1) - Excludes acquired loans.
(2) - Mississippi includes Central and Southern Mississippi Regions.
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2018
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Return on equity	9.50%	3.96%	8.69%	6.21%	8.27%
Return on average tangible equity	13.05%	5.60%	11.95%	8.68%	11.39%
Return on assets	1.10%	0.45%	0.99%	0.70%	0.95%
Interest margin - Yield - FTE	3.91%	3.90%	3.86%	3.81%	3.74%
Interest margin - Cost	0.45%	0.41%	0.39%	0.32%	0.25%
Net interest margin - FTE	3.46%	3.48%	3.47%	3.49%	3.49%
Efficiency ratio (1)	65.50%	65.21%	65.14%	64.50%	66.67%
Full-time equivalent employees	2,905	2,893	2,878	2,858	2,799

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	-0.03%	0.43%	-0.02%	-0.04%	0.08%
Provision for loan losses/average loans	0.19%	0.26%	0.17%	0.14%	0.14%
Nonperforming loans/total loans (incl LHFS)	0.79%	0.77%	0.80%	0.87%	0.75%
Nonperforming assets/total loans (incl LHFS)	1.25%	1.27%	1.37%	1.46%	1.43%
Nonperforming assets/total loans (incl LHFS) +ORE	1.24%	1.26%	1.36%	1.45%	1.42%
ALL/total loans (excl LHFS)	0.95%	0.90%	0.96%	0.92%	0.91%
ALL-commercial/total commercial loans	1.04%	0.95%	1.02%	0.99%	0.97%
ALL-consumer/total consumer and home mortgage loans	0.64%	0.68%	0.73%	0.67%	0.67%
ALL/nonperforming loans	118.25%	113.55%	115.94%	102.75%	118.17%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	314.28%	320.84%	301.50%	277.42%	263.73%

CAPITAL RATIOS
Total equity/total assets	11.66%	11.39%	11.40%	11.23%	11.40%
Tangible equity/tangible assets	9.00%	8.77%	8.79%	8.61%	8.80%
Tangible equity/risk-weighted assets	11.25%	11.13%	11.29%	11.19%	11.49%
Tier 1 leverage ratio (3)	9.96%	9.67%	9.61%	9.56%	9.86%
Common equity tier 1 capital ratio (3)	12.05%	11.77%	11.80%	11.73%	12.19%
Tier 1 risk-based capital ratio (3)	12.62%	12.33%	12.37%	12.30%	12.79%
Total risk-based capital ratio (3)	13.44%	13.10%	13.19%	13.11%	13.61%

STOCK PERFORMANCE
Market value-Close	$31.16	$31.86	$33.12	$32.16	$31.79
Book value	$23.17	$23.20	$23.36	$23.06	$22.71
Tangible book value	$17.34	$17.35	$17.49	$17.17	$17.02

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and significant non-routine income and expense items.
(2) - Excludes acquired loans.

(3) -The regulatory capital ratios for December 31, 2017 contain a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands)
(unaudited)

Note 1 – Business Combinations

On April 7, 2017, Trustmark Corporation completed its merger with RB Bancorporation (Reliance), the holding company for Reliance Bank, which had seven offices serving the Huntsville, Alabama metropolitan service area (MSA).  Reliance Bank was merged into Trustmark National Bank simultaneously with the merger of Trustmark and RB Bancorporation. Under the terms of the Merger Agreement dated November 14, 2016, Trustmark paid $22.00 in cash for each share of Reliance common stock outstanding, which represented total consideration for Reliance common shareholders of approximately $23.7 million.  In addition, Trustmark paid off Reliance Preferred Stock of $1.1 million bringing the total consideration paid to $24.8 million.

This merger was accounted for in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the merger date.  The fair values of the assets acquired and liabilities assumed are subject to adjustment if additional information relative to the closing date fair values becomes available through the measurement period, which is not to exceed one year from the merger date of April 7, 2017.

The excess of the consideration paid over the estimated fair value of the net assets acquired was $13.5 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the merger date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately ten years.

Loans acquired from Reliance were evaluated under a fair value process.  Loans with evidence of deterioration in credit quality and for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments are referred to as acquired impaired loans and accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of Reliance are included in Trustmark’s operating results from April 7, 2017 and did not have a material impact on Trustmark’s results of operations.  During the second quarter of 2017, Trustmark included non-routine merger transaction expenses in other noninterest expense totaling $3.2 million (change in control expense of $1.3 million; professional fees, contract termination and other expenses of $1.9 million).

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$40,118	$45,018	$49,723	$51,277	$53,247
Issued by U.S. Government sponsored agencies	263	267	271	272	274
Obligations of states and political subdivisions	75,013	79,229	89,144	96,514	109,895
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	62,457	65,746	60,902	58,422	42,667
Issued by FNMA and FHLMC	767,676	814,450	860,131	860,571	733,214
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	954,537	1,016,790	1,087,169	1,157,241	1,202,719
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	197,433	217,135	221,749	223,391	223,538
Total securities available for sale	$2,097,497	$2,238,635	$2,369,089	$2,447,688	$2,365,554

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,703	$3,692	$3,680	$3,669	$3,658
Obligations of states and political subdivisions	46,011	46,039	46,069	46,098	46,273
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,974	13,539	14,191	14,399	14,977
Issued by FNMA and FHLMC	128,517	133,975	139,172	144,282	118,733
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	653,325	678,926	708,715	740,042	771,296
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	179,445	180,315	190,456	191,264	201,130
Total securities held to maturity	$1,023,975	$1,056,486	$1,102,283	$1,139,754	$1,156,067

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity (continued)

At March 31, 2018, the net unamortized, unrealized loss included in accumulated other comprehensive loss in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $18.5 million ($13.9 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 96% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Loans secured by real estate:
Construction, land development and other land loans	$986,188	$987,624	$950,144	$922,029	$859,927
Secured by 1-4 family residential properties	1,698,885	1,675,311	1,648,733	1,655,968	1,656,837
Secured by nonfarm, nonresidential properties	2,257,899	2,193,823	2,172,885	2,109,367	2,064,352
Other real estate secured	425,664	517,956	482,163	432,208	399,636
Commercial and industrial loans	1,561,967	1,570,345	1,568,588	1,635,000	1,540,783
Consumer loans	168,469	171,918	173,061	170,858	166,314
State and other political subdivision loans	936,014	952,483	936,614	936,860	910,493
Other loans	478,899	500,507	475,153	433,755	406,315
LHFI	8,513,985	8,569,967	8,407,341	8,296,045	8,004,657
Allowance for loan losses	(81,235)	(76,733)	(80,332)	(76,184)	(72,445)
Net LHFI	$8,432,750	$8,493,234	$8,327,009	$8,219,861	$7,932,212

ACQUIRED LOANS BY TYPE	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Loans secured by real estate:
Construction, land development and other land loans	$17,575	$23,586	$29,384	$35,054	$17,651
Secured by 1-4 family residential properties	49,289	61,751	65,746	74,313	54,721
Secured by nonfarm, nonresidential properties	100,285	114,694	122,200	132,663	92,075
Other real estate secured	14,581	16,746	18,431	19,553	16,275
Commercial and industrial loans	21,808	31,506	34,124	34,375	20,691
Consumer loans	1,920	2,600	2,749	2,833	2,664
Other loans	10,018	10,634	11,123	16,119	14,165
Acquired loans	215,476	261,517	283,757	314,910	218,242
Allowance for loan losses, acquired loans	(4,294)	(4,079)	(5,768)	(7,423)	(10,006)
Net acquired loans	$211,182	$257,438	$277,989	$307,487	$208,236

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	March 31, 2018
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$986,188	$350,661	$60,705	$281,582	$20,428	$272,812
Secured by 1-4 family residential properties	1,698,885	111,756	49,456	1,430,525	90,317	16,831
Secured by nonfarm, nonresidential properties	2,257,899	417,309	228,019	935,116	142,576	534,879
Other real estate secured	425,664	76,262	2,471	211,356	11,930	123,645
Commercial and industrial loans	1,561,967	221,467	22,148	788,547	346,888	182,917
Consumer loans	168,469	21,845	4,676	122,027	17,638	2,283
State and other political subdivision loans	936,014	82,261	28,185	602,043	24,613	198,912
Other loans	478,899	67,408	17,013	307,852	47,868	38,758
Loans	$8,513,985	$1,348,969	$412,673	$4,679,048	$702,258	$1,371,037

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$56,150	$14,303	$14,456	$22,368	$1,586	$3,437
Development	51,113	5,277	7,298	23,352	406	14,780
Unimproved land	91,838	13,048	14,505	31,874	13,891	18,520
1-4 family construction	198,651	65,877	11,816	85,337	1,806	33,815
Other construction	588,436	252,156	12,630	118,651	2,739	202,260
Construction, land development and other land loans	$986,188	$350,661	$60,705	$281,582	$20,428	$272,812

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$321,962	$90,321	$52,846	$105,837	$17,914	$55,044
Office	217,886	60,820	20,915	70,956	5,626	59,569
Nursing homes/senior living	185,545	20,643	—	158,572	6,330	—
Hotel/motel	279,788	56,295	60,164	55,766	34,698	72,865
Mini-storage	133,013	14,249	6,238	43,575	552	68,399
Industrial	87,509	11,396	9,295	15,795	3,476	47,547
Health care	34,264	10,471	771	20,154	—	2,868
Convenience stores	30,576	2,847	—	17,367	831	9,531
Other	91,338	13,520	14,572	16,620	7,627	38,999
Total income producing loans	1,381,881	280,562	164,801	504,642	77,054	354,822

Owner-occupied:
Office	160,852	27,109	20,512	70,398	5,124	37,709
Churches	95,883	17,277	6,508	49,319	17,592	5,187
Industrial warehouses	141,520	10,264	2,974	56,096	14,734	57,452
Health care	114,396	24,202	5,838	67,202	2,999	14,155
Convenience stores	101,933	12,762	12,431	51,667	1,275	23,798
Retail	50,748	15,248	6,596	20,258	1,836	6,810
Restaurants	32,272	2,817	666	24,977	1,897	1,915
Auto dealerships	31,372	8,754	155	12,964	9,499	—
Other	147,042	18,314	7,538	77,593	10,566	33,031
Total owner-occupied loans	876,018	136,747	63,218	430,474	65,522	180,057
Loans secured by nonfarm, nonresidential properties	$2,257,899	$417,309	$228,019	$935,116	$142,576	$534,879

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Securities – taxable	2.26%	2.21%	2.23%	2.26%	2.31%
Securities – nontaxable	3.68%	4.35%	4.34%	4.35%	4.34%
Securities – total	2.30%	2.27%	2.29%	2.32%	2.38%
Loans - LHFI & LHFS	4.45%	4.38%	4.36%	4.30%	4.21%
Acquired loans	8.13%	9.27%	8.78%	7.96%	8.40%
Loans - total	4.55%	4.53%	4.51%	4.43%	4.33%
FF sold & rev repo	1.70%	1.61%	1.55%	1.39%	1.02%
Other earning assets	1.77%	2.34%	1.67%	1.91%	1.36%
Total earning assets	3.91%	3.90%	3.86%	3.81%	3.74%

Interest-bearing deposits	0.49%	0.40%	0.35%	0.29%	0.23%
FF pch & repo	0.97%	0.93%	0.94%	0.79%	0.57%
Other borrowings	1.69%	1.35%	1.28%	1.16%	0.90%
Total interest-bearing liabilities	0.61%	0.56%	0.53%	0.44%	0.34%

Net interest margin	3.46%	3.48%	3.47%	3.49%	3.49%
Net interest margin excluding acquired loans	3.37%	3.35%	3.34%	3.37%	3.38%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the first quarter of 2018, the yield on acquired loans totaled 8.13% and included $594 thousand in recoveries from the settlement of debt, which represented approximately 0.99% of the annualized total acquired loan yield.  The net interest margin was negatively impacted by approximately 6 basis points linked quarter and year-over-year due to the enactment of the 2017 Tax Cuts and Jobs Act (Tax Reform Act) which reduced the fully tax equivalent adjustment as a result of the lower corporate tax rate.  This compression year-over-year is principally offset by the runoff of maturing investment securities, while linked quarter is offset by the runoff of maturing investment securities and quarterly day count.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Mortgage servicing income, net	$5,588	$5,471	$5,295	$5,439	$5,458
Change in fair value-MSR from runoff	(2,507)	(2,605)	(2,892)	(2,896)	(2,387)
Gain on sales of loans, net	4,585	5,300	5,083	5,001	3,550
Other, net	295	(1,120)	(450)	629	772
Mortgage banking income before hedge ineffectiveness	7,961	7,046	7,036	8,173	7,393
Change in fair value-MSR from market changes	9,521	1,168	(2,393)	(1,291)	1,466
Change in fair value of derivatives	(6,217)	(1,930)	(218)	2,126	1,326
Net positive (negative) hedge ineffectiveness	3,304	(762)	(2,611)	835	2,792
Mortgage banking, net	$11,265	$6,284	$4,425	$9,008	$10,185

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Defined Benefit Pension Plan

Prior to 2017, Trustmark maintained a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participated.  As previously reported, on July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.  In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark was required to fully fund the Plan on a termination basis and contributed the additional assets necessary to do so. The final distributions were made from current plan assets and a one-time pension settlement expense of $17.6 million was recognized when paid by Trustmark during the second quarter of 2017.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Partnership amortization for tax credit purposes	$(2,202)	$(2,478)	$(2,521)	$(2,287)	$(2,274)
Increase in life insurance cash surrender value	1,738	1,816	1,813	1,782	1,714
Other miscellaneous income	1,523	3,343	4,448	6,142	2,451
Total other, net	$1,059	$2,681	$3,740	$5,637	$1,891

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Trustmark received no nontaxable proceeds related to bank-owned life insurance during the first quarter of 2018 compared to nontaxable proceeds of $1.7 million and $2.7 million during the fourth and third quarters of 2017, respectively, and $4.9 million related to life insurance acquired as part of a previous acquisition during the second quarter of 2017, which were recorded in other miscellaneous income in the table above.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Loan expense	$2,791	$2,276	$3,013	$2,827	$2,792
Amortization of intangibles	1,397	1,522	1,539	1,544	1,564
Defined benefit plans non-service cost reclass from salaries and employee benefits	885	968	966	1,875	1,913
Other miscellaneous expense	6,709	7,799	7,885	10,550	8,432
Total other expense	$11,782	$12,565	$13,403	$16,796	$14,701

Trustmark adopted ASU 2017-07, “Compensation-Retirement Benefits (Topic 715)-Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” effective January 1, 2018 and was required to reclassify the defined benefit plans non-service cost from salaries and employee benefits to other expense on the consolidated statements of income for each period presented.

As previously discussed in Note 1 – Business Combinations, non-routine Reliance merger transaction expenses totaled $3.2 million and were included in other miscellaneous expense during the second quarter of 2017.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands)
(unaudited)

Note 8 – Income Taxes

The income tax provision consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Current	$2,180	$3,850	$8,108	$5,427	$5,261
Deferred	3,300	4,300	600	300	3,900
Elimination of deferred tax valuation allowance	—	(8,650)	—	—	—
Income tax provision before re-measurement	5,480	(500)	8,708	5,727	9,161
Re-measurement of net deferred tax assets	—	25,619	—	—	—
Income tax provision	$5,480	$25,119	$8,708	$5,727	$9,161

During 2013, a deferred tax valuation allowance was created as a result of Trustmark’s merger with BancTrust Financial Group, Inc. and was established to reduce deferred tax assets to the amount that was more likely than not to be realized in future years.  Trustmark has continually evaluated this allowance since inception and, based on the weight of the available evidence, has determined that the deferred tax assets will not be subject to the limitations on the deductibility of built-in losses (Internal Revenue Service Code, Section 382) in future years.  Therefore, during the fourth quarter of 2017, the valuation allowance was eliminated creating a decrease in deferred income tax expense of $8.7 million.

Following the recent enactment of the Tax Reform Act which resulted in the reduction of the corporate federal income tax rate, Trustmark re-measured its net deferred tax assets and recorded an increase in deferred income tax expense of $25.6 million during the fourth quarter of 2017.

Note 9 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,572,514	$1,579,633	$1,577,867	$1,552,240	$1,533,098
Less: Goodwill		(379,627)	(379,627)	(379,627)	(378,191)	(366,156)
Identifiable intangible assets		(15,782)	(17,196)	(18,714)	(19,713)	(19,950)
Total average tangible equity		$1,177,105	$1,182,810	$1,179,526	$1,154,336	$1,146,992

PERIOD END BALANCES
Total shareholders' equity		$1,570,137	$1,571,701	$1,582,535	$1,561,918	$1,537,961
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(366,156)
Identifiable intangible assets		(14,963)	(16,360)	(17,883)	(19,422)	(19,117)
Total tangible equity	(a)	$1,175,547	$1,175,714	$1,185,025	$1,162,869	$1,152,688

TANGIBLE ASSETS
Total assets		$13,463,439	$13,797,953	$13,884,655	$13,909,138	$13,490,361
Less: Goodwill		(379,627)	(379,627)	(379,627)	(379,627)	(366,156)
Identifiable intangible assets		(14,963)	(16,360)	(17,883)	(19,422)	(19,117)
Total tangible assets	(b)	$13,068,849	$13,401,966	$13,487,145	$13,510,089	$13,105,088
Risk-weighted assets	(c)	$10,449,352	$10,566,818	$10,498,582	$10,391,912	$10,031,410

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$36,830	$15,768	$34,579	$24,035	$31,248
Plus: Intangible amortization net of tax		1,049	940	950	954	966
Net income adjusted for intangible amortization		$37,879	$16,708	$35,529	$24,989	$32,214
Period end common shares outstanding	(d)	67,775,068	67,746,094	67,742,135	67,740,901	67,729,434

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		13.05%	5.60%	11.95%	8.68%	11.39%
Tangible equity/tangible assets	(a)/(b)	9.00%	8.77%	8.79%	8.61%	8.80%
Tangible equity/risk-weighted assets	(a)/(c)	11.25%	11.13%	11.29%	11.19%	11.49%
Tangible book value	(a)/(d)*1,000	$17.34	$17.35	$17.49	$17.17	$17.02

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,570,137	$1,571,701	$1,582,535	$1,561,918	$1,537,961
AOCI-related adjustments (3)		67,886	48,248	27,825	28,509	43,005
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(366,248)	(366,461)	(359,841)	(360,198)	(347,085)
Other adjustments and deductions for CET1 (2)		(12,233)	(10,248)	(11,359)	(11,267)	(10,803)
CET1 capital	(e)	1,259,542	1,243,240	1,239,160	1,218,962	1,223,078
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(714)	(2)	(471)	(247)	(159)
Additional tier 1 capital		59,286	59,998	59,529	59,753	59,841
Tier 1 capital		$1,318,828	$1,303,238	$1,298,689	$1,278,715	$1,282,919

Common equity tier 1 capital ratio	(e)/(c)	12.05%	11.77%	11.80%	11.73%	12.19%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.
(3)

The December 31, 2017 amount contains a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released January 18, 2018 to address disproportionate tax effect in AOCI resulting from the recent enactment of the Tax Cuts and Jobs Act of 2017 and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 740, Income Taxes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2018
($ in thousands except per share data)
(unaudited)

Note 9 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature. This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended
	3/31/2018		12/31/2017		3/31/2017
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$36,830	$0.542	$15,768	$0.232	$31,248	$0.461

Significant non-routine transactions (net of taxes):

Re-measurement of net deferred taxes	—	—	25,619	0.377	—	—
Elimination of deferred tax valuation allowance	—	—	(8,650)	(0.127)	—	—
Net Income adjusted for significant non-routine transactions (Non-GAAP)	$36,830	$0.542	$32,737	$0.482	$31,248	$0.461

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)

Return on equity	9.50%	n/a	3.96%	8.22%	8.27%	n/a
Return on average tangible equity	13.05%	n/a	5.60%	11.30%	11.39%	n/a
Return on assets	1.10%	n/a	0.45%	0.94%	0.95%	n/a

n/a - not applicable